Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Morgans Hotel Group Co.
New York, New York

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated August 31, 2005, relating to the combined financial statements of Morgans Hotel Group Co. Predecessor and dated October 21, 2005, relating to the balance sheet of Morgans Hotel Group Co., which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
December 30, 2005